QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-8 dated August 18, 2000 pertaining to the 1997 Stock Plan, 1998 Stock Plan and 2000 Employee Stock Purchase Plan of Software Technologies Corporation of our report dated January 24, 2001, with respect to the consolidated financial statements and schedule of SeeBeyond Technology Corporation (formerly Software Technologies Corporation) included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                      /s/ ERNST & YOUNG LLP

Woodland Hills, California
March 26, 2001

QuickLinks

Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS